Bylaws

                                       of

                                Aurora Tech, Inc.

                                    Article I

                                     Offices

         The Corporation shall maintain a principal office in the State of Utah as required by law. The Corporation may also have offices in such other places either within or without the State of Utah as the Board of Directors may from time to time designate or as the business of the Corporation may require.

                                   Article II

         The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the words and numerals "Corporate Seal 1983 Utah" in the center.

                                   Article III

                          Meetings of the Stockholders

         Section 1. Place. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Utah as may from time to time be designated by the Board of Directors and stated in the notice of the meeting.

         Section 2. Annual Meeting. Commencing in 1985, an annual meeting of the stockholders of the Corporation shall be held in each year on the fourth Wednesday in April (or if that be a legal holiday, then on the next business day) between the hours of 9 a.m. and 4 p.m. for the election of directors and for the transaction of such other business as may be brought before the meeting.


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         Section 3. Special Meetings. Special meetings of the stockholders may be called on the order of the President or of a majority of the Board of Directors.

         Section 4. Notice. Written notice of all meetings of the stockholders shall be mailed to or delivered to each stockholder at least ten days prior to the meeting. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held.

         Section 5. Quorum. The holders of the majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by law, by the Articles of Incorporation or by these Bylaws; but if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time.

         Section 6. Voting. a) At all meetings of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Corporation. At all elections of directors, the voting shall be by ballot. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors or tellers, to receive, canvass, and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector of teller at any meeting for the election of directors.

         b) Shares outstanding in the name of any person as trustee, pledgee, or other fiduciary may be voted, and all rights incidental thereto may be exercised, only by the trustee, pledgee or fiduciary in person or by proxy, without proof of authority.

         c) Shares standing in the name of any person adjudged to be incompetent may be voted and all rights incidental thereto exercised, only by the guardian, in person or by proxy.

         d) Shares standing in the name of a deceased person may be voted and all rights, incidental thereto exercised only by the executor, administrator or legal representative, in person or by proxy.
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         e) Shares standing in the name of a minor may be voted and all rights incidental thereto exercised by the guardian of the minor, in person or by proxy, or, in the absence of representation by the guardian, by the minor, in person or by proxy, regardless of whether or not the Corporation has notice, actual or constructive, of the status of the minor, or the appointment of a guardian, and whether or not a guardian has in fact been appointed.

         f) Shares standing in the name of a corporation may be voted, and all rights incidental thereto exercised on behalf of the corporation by any of the following;
                  1) Any officer authorized so to do by the Corporation's
Bylaws.

                  2) Any person authorized so to do by a resolution of the Board of Directors of the Corporation.

                  3) Any person authorized so to do by proxy or power of attorney executed by the President, or Vice President and the Secretary or Assistant Secretary of the Corporation.

         g) Every person entitled to vote or execute consents may do so in person or by proxy executed in writing. Such proxy shall be filed with the secretary of the Corporation. No proxy shall be valid for more than eleven (11) months after its execution unless the person executing it specifies a longer period of time, which in no event shall exceed seven (7) years from the date of execution.

         A proxy may be revoked prior to its expiration by the person executing it by filing a written revocation thereof with the Secretary of the Corporation. A proxy is not revoked by the death or incapacity of its maker, unless, prior to the vote is counted or the authority exercised, written notice of the maker's death of incapacity is delivered to the Corporation. Notwithstanding that a valid proxy is outstanding, the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest which clearly states that fact on its face, if the maker of the proxy is present at the meeting and elects to vote in person.

         If any proxy appoints two or more persons to act as proxy, the shares shall be voted in accordance with the majority of the persons named as proxies, in the absence of any provision to the contrary in the proxy, or unless any court order appointing a trustee, administrator, executor or other fiduciary directs otherwise.

         Section 7. Chairman of Meeting. The President or in his absence, a Vice President shall preside at all meetings of the stockholders; and, in the absence of the President and Vice President, the Board of Directors may appoint any stockholder to act as chairman of the meeting.


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         Section 8. Secretary of Meeting. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; and, in absence, the chairman may appoint any person to act as secretary of the meeting.

                                   Article IV

                               Board of Directors

         Section 1. Management of Corporation. The property, business, and affairs of the Corporation shall be managed and controlled by its Board of Directors.

         Section 2. Classification of Board. The Board of Directors shall consist of not less than 3 nor more than 154 members who shall be divided into three classes in respect of term of office, each class to contain as near as may be one-third of the whole number of the Board. Of the first board of Directors, the members of the second class shall serve until the annual meeting of stockholders held in the year following their election, the members of the second class shall serve until the annual meeting of stockholders held two years following their election, and the members of the third class shall serve until the annual meeting of stockholders held three years following their election; provided, however, that in each case directors shall continue to serve until their successors shall be elected and shall qualify. At each annual meeting of stockholders following election of the first Board of Directors, one class of directors shall be elected to serve until the annual meeting of stockholders held three years next following and until their successors shall be elected and shall qualify. Each director shall be a stockholder of the Corporation.

         Section 3. Vacancy. Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation, or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term.

         Section 4. Annual Meeting. The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the stockholders or immediately following the annual meeting of the stockholders or immediately following any adjournment thereof for the purpose of the organization of the Board and the election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting.

         Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at least quarterly. Written notice of regular meetings shall be given to each director at least one week prior to the date set.

         Section 6. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by one-third of the directors for the time being in office. The Secretary shall give notice of the time, place, and purpose or purposes of each special by mailing the same at least two days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each director.

         Section 7. Conduct of Meetings. At meetings of the Board of Directors, the Chairman of the Board, the President, or a designated Vice President shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice any business may be transacted.

         Section 8. Validation of Defective Meetings. The transactions of any regular or special meeting, however called or noticed or wherever held, are as valid as though called and held pursuant to regular notice, if at such meeting a quorum is present and if, either before or after such meeting, each director not present signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be made a part of the minutes of filed with the records of the Corporation.

         Section 9. Increase or Decrease of Board. The Board of Directors may increase of decrease the size of the Board within the limits specified hereby. The Board shall fill newly created vacancies, the newly appointed director to serve until the next annual shareholders meeting. At that time the newly created position shall be filled by the shareholders for a term designed most nearly to maintain an equal division of the terms of the directors. No decrease in the size of the Board shall be effective until the expiration of the term of the director being eliminated. Increases or decreases in the size of the Board shall be submitted for shareholder approval at the next annual shareholders meeting.

         Section 10. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken if all members of the Board shall consent in writing, individually or collectively, to the action proposed to be taken. Any consents given shall be made a part of the minutes or filed with the records of the Corporation. Any action taken pursuant to such consent shall have the effect of action taken upon unanimous vote of the directors.

         Section ll. Compensation. The directors shall received such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

         Section 12. Manifestation of Dissent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                    Article V

                                   Committees

         Section 1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than seven members, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the internals between meetings.

         Section 2. Finance Committee. The Board of Directors may appoint a Finance Committee of three or more directors, at least a majority of whom shall be neither officers nor otherwise employed by the Corporation. The Board shall designate one director as Chairman of the Committee, and may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. The Committee shall have the power to fix from time to time the compensation of all principal officers of the Corporation (other than the Chairman of the Board and the President, whose compensation shall be fixed from time to time by the Board) and shall otherwise exercise such powers as may be specifically delegated to it by the Board and act upon such matters as may be referred to it from time to time for study and recommendation by the Board or the President.

         Section 3. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors.

         Section 4. Rules of Procedure. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

                                   Article VI

                     Operating Divisions of the Corporation

         Section 1. Advisory Board. The Board of Directors of the Corporation may appoint individuals who may but need not be directors, officers, or employees of the Corporation to serve as members of an Advisory Board of Directors of one or more operating divisions of the Corporation and may fix fees or compensation for attendance at meetings of any such Advisory Boards. The members of any such Advisory Board may adopt and from time to time may amend rules and regulations for the conduct of their meetings and shall keep minutes which shall be submitted to the Board of Directors of the Corporation. The term of office of any member of the Advisory Board of Directors shall be at the pleasure of the Board of Directors of the Corporation and shall expire the day of the annual meeting of the stockholders of the Corporation. The function of any such Advisory Board of Directors shall be to advise with respect to the affairs of the operating divisions of the Corporation to which it is appointed.

         Section 2. Titles. The Board of Directors of the Corporation may from time to time confer on the employees of the Corporation assigned to any operating division of the Corporation, or discontinue, the title of President, Vice President, and any other titles deemed appropriate. The designation of any such official titles for employees assigned to operating divisions of the Corporation shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by the Corporation. Any employee so designated as an officer of an operating division shall have authority, responsibilities, and duties with respect to his operating division corresponding to those normally vested in the comparable officer of the Corporation by these Bylaws, subject to such limitations as may be imposed by the Board of Directors of the Corporation.

                                   Article VII

                                    Officers

         Section 1. Election. The Board of Directors may elect from its own number a Chairman of the Board and shall elect a President from its own number and such Vice Presidents (who may or may not be directors) as in the opinion of the Board the business of the Corporation requires, a Comptroller, a Treasurer, a Secretary, and a General Counsel; and it shall elect or appoint from time to time such other or additional officers as in its opinion are desirable for the conduct of the business of the Corporation. Any two offices, except those of President and Secretary, may be held by the same person.

         Section 2. Removal. In its discretion the Board of Directors, by a vote of a majority of the whole Board, may leave unfilled for any such period as it may fix by resolution any office except those of President, Comptroller, Treasurer, and Secretary. Any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Any officer, agent, or employee, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing them.

         Section 3. Duties of Chairman. The Chairman of the Board of Directors if elected, or failing his election, the President, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

         (Sections 4 through part of 8 apparently missing.)

Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate account of all moneys received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall give a bond for the faithful performance of his duties in such sum and with such surety as shall be approved by the Board of Directors.

         Section 9. Secretary. The Secretary shall, subject to the direction of the President, keep the minutes of all meetings of the stockholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. He may sign or execute contracts with the President of a Vice President thereunto in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall be sworn to the faithful discharge of his duties.

         Section 10. Counsel. The General Counsel shall advise and represent the Corporation generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and the Executive Committee. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

         Section 11. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer or the Comptroller of the Corporation with the approval of the President or the Executive Vice President may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officer or bonded employee or such officers or bonded employees of the Corporation as shall be specified in the written instruction of the Treasurer or the Comptroller of the Corporation with the approval of the President or the Executive Vice President of the Corporation.

         Section 12. Vacancies. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

         Section 13. Exercise of Rights as Stockholders. Unless otherwise ordered by the Board of Directors, the President or a Vice President thereunto duly authorized by the President shall have ful power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                  Article VIII

                    Indemnification of Officers and Directors

         Section 1. Indemnification. The Corporation shall indemnify each officer and director, his heirs and personal representatives against expenses reasonably incurred or liability incurred by him in connection with any action, suit, or proceeding to which he may be made a party by virtue of his being or having been an officer or director of the Corporation, except in relation to matters as to which he shall finally be adjudged in such action, suit or proceeding to be liable for fraud or misconduct. In the event of settlement if any action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified was not guilty of fraud or misconduct. The right of indemnification shall not exclude other rights to which any officer or director may be entitled.

         Section 2. Insurance. The Board of Directors may authorize the purchase of such policy or policies of insurance as it deems necessary or advisable to provide the indemnification required by this Article, and also to protect the Corporation from loss due to the fraud or misconduct of any officer, director, employee or agent.

                                   Article IX

                                  Capital Stock

         Section 1. Stock Certificates. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary. If certificates are signed by a Transfer Agent, acting in behalf of the Corporation, and a Registrar, the signatures of the officers of the Corporation may be facsimile.

         Section 2. Transfer Agent. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration or certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

         Section 3. Transfer of Stock. Shares of capital stock of the Corporation shall be transferrable on the books of the Corporation only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

         Section 4. Lost Certificates. In case any certificates for the capital stock of the Corporation shall be lost, stolen, or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

         Section 5. Holder of Record. The Corporation shall be entitled to treat the holder of record of any shares or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

         Section 6. Closing of Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding 50 days preceding the date of any meeting of stockholders of the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided that, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as herein provided.

                                    Article X

                          Corporate Records and Reports

         Section 1. Minutes of Corporate Meetings. The Corporation shall keep, at its principle office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its directors and shareholders, with the time and place of meeting, whether regular or special, how authorized, the notice given, the names of those present at directors' meetings, the number of shares represented at shareholders' meetings, and an account of the proceedings.

         Section 2. Books of Account. The Corporation shall keep and maintain correct and adequate accounts of its properties and transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

         Section 3. Share Register. The Corporation shall keep at its principle office or the office of its transfer agent, a share register showing the names and addresses of the shareholders, the classes and shares of each held by them, the number and date of the certificates representing such shares and the number and date of each certificate canceled. This information may be kept on punch cards, magnetic tape or any other information storage system capable of reproducing the information in clearly legible form for inspection as provided herein.

         Section 4. Inspection of Records. a) The share register, books of account and minutes of the Board of Director's, Execution Committee's and Shareholders' meetings shall be open to inspection by any shareholder or holder of a voting trust, upon written demand of such holder, at any reasonable time and for a purpose reasonably related to his interests as a shareholder or holder of a voting trust. Such inspection may be made by the shareholder or holder of a voting trust, or his agent or attorney, and the right of inspection includes the right to make extracts. The aforementioned records shall also be opened for inspection upon the demand of ten percent (10%) or more of the shares represented at any shareholder's meeting. Demand for inspection, except at a shareholder's meeting, shall be made upon the President, Secretary or Assistant Secretary.

         b) Every director shall have the absolute right at any reasonable time to inspect the books, records, documents and physical properties of the Corporation, and also of its subsidiaries. Such inspection may be made by the director, his agent or attorney and includes the right to make extracts.

         Section 5. Reports to Shareholders. a) The Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year. The annual report shall include a balance sheet as of the close of the fiscal year, and a statement of profit of loss for the year ended on such closing date. These financial statements shall be prepared from the books and in accordance therewith, shall be in a form sanctioned by sound accounting practices of the business of the Corporation, and shall be certified by the President, Treasurer or a Certified Public Accountant.

         b) Upon the written request of any shareholder, the Corporation shall mail to him a copy of the latest annual, semi-annual or quarterly financial statement, together with a copy of the certificate, if any, of the Corporation's auditors on such statements.

                                   Article XI

                                  Miscellaneous

         Section 1. Fiscal Year. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Corporation. Unless otherwise fixed by the Board, the calender year shall be the fiscal year.

         Section 2. Waiver of Notice. Any notice required to be given under the provisions of these Bylaws or otherwise may be waived by the stockholder, director, or officer to whom such notice is required to be given.


                                   Article XII

                       Inspection and Amendment of Bylaws

         Section 1. Inspection. These Bylaws, together with amendments thereto and the certificate of the Secretary as to their completeness, shall be open to inspection by shareholders, holders of voting trusts or directors at all reasonable times during regular business hours.

         Section 2. Amendment by Shareholders. These Bylaws may be amended, modified, or repealed and new Bylaws adopted upon affirmative vote of a majority of the voting power of the shareholders entitled to vote at a meeting called for that purpose. Provided, however, that such amendments, modifications or new Bylaws shall not be in conflict with the Articles of Incorporation or law.

         Section 3. Amendment by Directors. Subject to the right of shareholders to adopt, amend, modify, or repeal these Bylaws, the Board of Directors may adopt, amend, modify or repeal Bylaws, provided that such adoption, amendment, or modification is not in conflict with the Articles of Incorporation or law.